UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 5, 2011
Date of Report (Date of earliest event reported)

URANIUM ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-33706	98-0399476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 North Shoreline, Ste. 800N Corpus Christi, Texas	78401
(Address of principal executive offices)	(Zip Code)

(512) 828-6980
Registrant's telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ X ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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TABLE OF CONTENTS

Item	Description
1.01	Entry into a Material Definitive Agreement
8.01	Other Events
9.01	Financial Statement and Exhibits

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01        Entry into a Material Definitive Agreement.

Uranium Energy Corp. (the "Company" or "UEC") and Concentric Energy Corp. ("Concentric") have entered a definitive Merger Agreement & Plan of Merger (the "Merger Agreement") that contemplates a stock-for-stock merger (the "Merger") to be effected under the laws of Nevada. Upon completion of the Merger, it is anticipated that approximately 1,253,440 shares of UEC common stock will be issued to the former Concentric stockholders to acquire Concentric and its undivided 100% interest in the Anderson Property, a 5,785-acre mineral claim block located in Yavapai County, Arizona, with a previous history of small-scale uranium production.

Under the terms of the Merger Agreement, Concentric's stockholders will receive 0.1075 of one share of UEC common stock for every one share of Concentric common stock. With 11,659,905 shares of Concentric common stock outstanding, it is anticipated that approximately 1,253,440 shares of UEC common stock will be issued to the former Concentric stockholders upon completion of the Merger, representing approximately 1.7% of the issued and outstanding common stock of UEC. Based on the closing market price of UEC's common stock of $3.20 per share on May 5, 2011, the total share consideration to be issued to Concentric's stockholders will have value of approximately $4.011 million. Upon completion of the Merger, a wholly-owned subsidiary of UEC will be the surviving corporation and become vested with all of Concentric's assets and property.

It is a condition precedent to the completion of the Merger that the Company is able to achieve a contemporaneous closing of the full assignment to UEC of Global Uranium Corp.'s ("Global") rights (the "Rights") under the terms and conditions of an underlying Option and Joint Venture Agreement dated April 13, 2010 between Global and Concentric, with respect to the Anderson Property. As a consequence, the Company has recently entered into an Acquisition Agreement with Global (the "Global Acquisition Agreement") to acquire such Rights in consideration of UEC's delivery to Global of (i) an initial payment of $150,000, (ii) a further $200,000 payment thereby releasing and assigning to the Company any security previously granted by Concentric to Global and (iii) 350,000 restricted shares of the Company's common stock and a final payment of $150,000 at the closing of the Merger.

The Merger is subject to various other conditions, including: the approval of the stockholders of Concentric; completion within 30 days by each party, to its satisfaction, of due diligence investigation of the other party's business and affairs to determine the feasibility, economic or otherwise, of the Merger; the number of holders of Concentric common stock exercising dissent rights available to them under Nevada law shall not exceed 5% of the total issued and outstanding shares of Concentric common stock; and other customary conditions. In addition, each party's obligation to consummate the Merger is subject to the accuracy of the representations and warranties of the other party and material compliance of the other party with its covenants.

The ratio (the "Exchange Ratio") which determines the number of shares of UEC common stock that are to be issued on completion of the Merger for all of the shares of Concentric common stock is subject to reduction by the shares of Concentric common stock held by those stockholders, if any, who elect to exercise dissent rights under Nevada law. The Exchange Ratio also may be adjusted by good faith negotiation between the parties, if required, having regard to the results of the due diligence investigation of either party's business and affairs by the other party.

The Merger Agreement also contemplates that: (a) all of the outstanding common stock purchase warrants of Concentric (the "Concentric Warrants") will be disposed of by the holders thereof in consideration for the issuance by UEC of non-transferable common stock purchase warrants (the "UEC Exchange Warrants"). The number of UEC Exchange Warrants issuable will be determined with reference to the Exchange Ratio. Currently, the Exchange Ratio is anticipated to be 0.1075 of one UEC Exchange Warrant for every one Concentric Warrant. The exercise price of each UEC Exchange Warrant is anticipated to be determined by dividing the per share exercise price of the corresponding Concentric Warrants by 0.1075, subject to adjustment if the Exchange Ratio is adjusted.

The foregoing description of the Merger and the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto.

Important Additional Information Will Be Filed with the SEC

In connection with the proposed transaction, UEC intends to file relevant materials with the United States Securities and Exchange Commission (the "SEC"), including a Registration Statement on Form S-4 (the "Registration Statement"), which will include a preliminary prospectus and related materials to register the securities of UEC to be issued in exchange for securities of Concentric. The Registration Statement will contain important information about UEC, Concentric, the Merger and related matters. Investors and security holders are urged to read the Registration Statement carefully when they are available. Investors and security holders will be able to obtain free copies of the Registration Statement when they become available, and other documents filed with the SEC by UEC, through the web site maintained by the SEC at www.sec.gov. UEC's security holders will also receive information at an appropriate time on how to obtain these documents free of charge from UEC. In any event, documents filed by UEC with the SEC may be obtained free of charge by contacting the Company at: Uranium Energy Corp. Attention: Investor Relations; 500 North Shoreline, Ste. 800N, Corpus Christi, Texas; Facsimile: (361) 888-5041.

Concentric, and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from Concentric's stockholders in connection with the Merger. Information regarding any special interests of these directors and executive officers in the Merger will be included in the Proxy Statement.

SECTION 8 - OTHER EVENTS

Item 8.01        Other Events.

On May 6, 2011, UEC issued a press release announcing that it had entered into the Merger Agreement as discussed in Item 1.01 above. A copy of the press release is filed as Exhibit 99.1 hereto.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01        Financial Statements and Exhibits
Exhibit No.	Description
2.1	Merger Agreement & Plan of Merger between Uranium Energy Corp. and Concentric Energy Corp. dated May 5, 2011, including Concentric Disclosure Schedule pursuant thereto
10.1	Acquisition Agreement between Global Uranium Corp. and Uranium Energy Corp.
99.1	Press release of Uranium Energy Corp. dated May 6, 2011*

*          Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
URANIUM ENERGY CORP.
DATE: May 10, 2011	By: /s/ Mark Katsumata Mark Katsumata Secretary, Treasurer and CFO

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